                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2

                              THE KOREA FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[SCUDDER LOGO]

THE KOREA FUND, INC.                                              March   , 2000

                                 IMPORTANT NEWS
FOR THE KOREA FUND, INC. STOCKHOLDERS

     While we encourage you to read the full text of the enclosed Proxy Statement, here's a brief overview of some changes affecting your Fund which require a stockholder vote.

                          Q & A: QUESTIONS AND ANSWERS

Q. WHAT IS HAPPENING?

A. Scudder Kemper Investments, Inc., your Fund's investment adviser, has agreed with Daewoo Securities Co., Ltd. to create a new Korean investment management and advisory firm, Scudder Investments Korea, Ltd. Scudder Korea will be owned 80% by Scudder Kemper and 20% by Daewoo Securities. As part of this transaction, it is proposed that Scudder Korea would replace Daewoo Capital Management as the Korean adviser to your Fund. Consequently, it is necessary for the stockholders of your Fund to approve a new research and advisory agreement. The following pages give you additional information regarding this transaction, the proposed new research and advisory agreement and certain other matters. THE BOARD MEMBERS OF YOUR FUND, INCLUDING THOSE WHO ARE NOT AFFILIATED WITH THE FUND OR SCUDDER, RECOMMEND THAT YOU VOTE FOR THIS PROPOSAL.

Q. WHY AM I BEING ASKED TO VOTE ON THE PROPOSED NEW RESEARCH AND ADVISORY AGREEMENT?

A. The Investment Company Act of 1940, which regulates investment companies such as the Fund, requires stockholder approval of a new research and advisory agreement with an investment adviser.

                                                                           Korea

Q. HOW WILL THE PROPOSED TRANSACTION AFFECT ME AS A FUND STOCKHOLDER?

A. Your Fund and your Fund's investment objective will not change. You will still own the same shares in the same Fund. The terms of the new research and advisory agreement are the same in all material respects as the research and advisory agreement that will be in effect immediately prior to the consummation of the proposed transaction. The Fund expects to receive at least the same level of services from Scudder Korea that it has come to expect from Daewoo Capital Management over the years. In fact, substantially the same Daewoo Capital Management team that now provides services to the Fund is expected to join Scudder Korea. Similarly, the service arrangements between you and Scudder Kemper will not be affected. The current research and advisory agreement will terminate upon the closing of the transaction. If stockholders do not approve the new research and advisory agreement, the Board of Directors will take such action as it deems to be in the best interests of your Fund and its stockholders.

Q. WHY HAS SCUDDER KEMPER DECIDED TO ENTER INTO THIS TRANSACTION?

A. Scudder Kemper believes that the proposed transaction will enable Scudder Kemper to enhance its capabilities as a global asset manager by increasing its participation in the Korean market. Scudder Kemper also believes that the creation of Scudder Korea will enhance the level of services currently provided to your Fund.

Q. WILL THE INVESTMENT MANAGEMENT FEE RATE BE THE SAME?

A. The investment management fee rate paid by your Fund will remain the same.

Q. HOW DO THE BOARD MEMBERS OF MY FUND RECOMMEND THAT I VOTE?

A. After careful consideration, the Board members of your Fund, including those who are not affiliated with the Fund, Daewoo Capital Management or Scudder Korea, recommend that you vote in favor of the proposal on the enclosed proxy card.

Q. WHOM DO I CALL FOR MORE INFORMATION?

A. Please call Shareholder Communications Corporation, your Fund's information agent, at [1-800-733-8481, ext. 488].

                                 [SCUDDER LOGO]

                              THE KOREA FUND, INC.

For more information please call Shareholder Communications Corporation, your Fund's information agent, at 1-800-733-8481, ext. 488.

                                                                           Korea

[SCUDDER LOGO]
                                                345 Park Avenue (at 51st Street)
                                                        New York, New York 10154
                                                                 (800) 349-4281)

THE KOREA FUND, INC.
                                                                  March   , 2000
Dear Stockholder:

     Scudder Kemper Investments, Inc. and Daewoo Securities Co., Ltd. have agreed to create a new Korean investment management and advisory firm, Scudder Investments Korea, Ltd. Scudder Korea will be owned 80% by Scudder Kemper and 20% by Daewoo Securities. Scudder Kemper has agreed to acquire, through Scudder Korea, selected assets from Daewoo Capital Management Co., Ltd., the Korean adviser to your Fund. As part of this transaction, it is proposed that Scudder Korea would replace Daewoo Capital Management as the Korean adviser to your Fund. Consequently, it is necessary for the stockholders of your Fund to approve a new Research and Advisory Agreement.

     The following important facts about the transaction are outlined below:

     - Local Expertise. Your Fund would continue to benefit from the advice of seasoned investment professionals resident in Korea. Substantially the same Daewoo Capital Management team that now provides services to your Fund is expected to join Scudder Korea.

     - No Change in Fee Rate. The new sub-advisory arrangements would not cause any increase in fees or other costs to your Fund, despite what we expect to be an improved level of service.

     - Director Approval. The non-interested Directors of your Fund have carefully reviewed the proposed transaction, and have concluded that the transaction should cause no reduction in the quality of services provided to your Fund.

     Scudder Kemper believes the greater reach of Scudder Korea will enable the Fund to take increased advantage of its ability to invest in securities that are not listed for trading on the Korea Stock Exchange. The Fund is permitted under its investment guidelines to invest up to 35% of its assets in non-KSE listed securities. Such investments, while typically involving greater risks and costs than investments in KSE-listed securities, may also provide the opportunity for improved returns. Scudder Kemper believes it would be in the best interests of the Fund and its stockholders to increase the Fund's exposure to these investments. Therefore, as an area of special focus, Scudder Korea will be expected to identify and research opportunities for Fund investments in Korean companies that are not listed on the KSE, while also providing advice about more traditional investment opportunities.

     THE BOARD MEMBERS OF YOUR FUND BELIEVE THAT THE PROPOSAL SET FORTH IN THE NOTICE OF MEETING FOR YOUR FUND IS IMPORTANT AND RECOMMEND THAT YOU READ THE ENCLOSED MATERIALS CAREFULLY AND THEN VOTE FOR THE PROPOSAL.

     Please sign and return each proxy card you receive. Your vote is important. PLEASE TAKE A MOMENT NOW TO SIGN AND RETURN YOUR PROXY CARD(S) IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. If we do not receive your executed proxy card(s) after a reasonable amount of time you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares.

     Thank you for your cooperation and continued support.

Respectfully,

/s/ Nicholas Bratt                              /s/ Juris Padegs
Nicholas Bratt                                           Juris Padegs
President                                                Chairman of the
                                                         Board

STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE PROXY CARD(S) IN THE POSTAGE PAID ENVELOPE SO AS TO ENSURE A QUORUM AT THE MEETING. YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR SHAREHOLDINGS.

                              THE KOREA FUND, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of
The Korea Fund, Inc.:

     Please take notice that a Special Meeting of Stockholders of The Korea Fund, Inc. (the "Fund") will be held at the offices of Scudder Kemper Investments, Inc. ("Scudder Kemper"), 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154, on Wednesday, April 12, 2000, at 3:15 p.m., Eastern time, for the following purpose:

          To approve or disapprove a new Research and Advisory Agreement between Scudder Kemper and Scudder Investments Korea, Ltd. The appointed proxies will vote on any other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of shares of common stock of the Fund at the close of business on March 3, 2000 are entitled to vote at the meeting and at any adjournments thereof. In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the meeting, the persons named as proxies may propose one or more adjournments of the meeting, in accordance with applicable law, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor and will vote against any such adjournment those proxies to be voted against that proposal.

                                       By order of the Board of Directors,
                                       John Millette, Secretary

March   , 2000

     IMPORTANT -- WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE AND IS INTENDED FOR YOUR CONVENIENCE. YOUR PROMPT RETURN OF THE ENCLOSED PROXY CARD(S) MAY SAVE THE NECESSITY AND EXPENSE OF FURTHER SOLICITATIONS TO ENSURE A QUORUM AT THE SPECIAL MEETING. IF YOU CAN ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON AT THAT TIME, YOU WILL BE ABLE TO DO SO.

                                PROXY STATEMENT

                              THE KOREA FUND, INC.
                                345 PARK AVENUE
                            NEW YORK, NEW YORK 10154

                        SPECIAL MEETING OF STOCKHOLDERS
                                 APRIL 12, 2000

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of The Korea Fund, Inc. (the "Fund") for use at the Special Meeting of Stockholders, to be held at the offices of Scudder Kemper Investments, Inc. ("Scudder Kemper"), 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154, on April 12, 2000 at 3:15 p.m., Eastern time, and at any and all adjournments thereof (the "Meeting"). (In the descriptions of the proposal below, the word "fund" is sometimes used to mean investment companies or series thereof in general, and not the Fund whose proxy statement this is.)

     This Proxy Statement, the Notice of Special Meeting and the proxy card are
first being mailed to stockholders on or about March   , 2000 or as soon as
practicable thereafter. Any stockholder giving a proxy has the power to revoke it by mail (addressed to the Secretary at the principal executive office of the Fund, c/o Scudder Kemper Investments, Inc., 345 Park Avenue, New York, New York 10154) or in person at the Meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in favor of the proposal referred to in the Proxy Statement.

     The presence at any stockholders' meeting, in person or by proxy, of the holders of a majority of the shares entitled to be cast shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve or disapprove the proposal to be considered at the Meeting is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law, to permit further solicitation of proxies with respect to such proposal or to obtain a quorum. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the

Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor and will vote against any such adjournment those proxies to be voted against that proposal. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, stockholders are urged to forward their voting instructions promptly.

     The proposal to be considered at the Meeting requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. The term "majority of the outstanding voting securities," as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and as used in this Proxy Statement, means: the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are present in person or by proxy or (2) more than 50% of the outstanding shares of the Fund.

     Abstentions will have the effect of a "no" vote on the proposal to be considered at the Meeting. Broker non-votes will have the effect of a "no" vote if such vote is determined on the basis of obtaining the affirmative vote of more than 50% of the outstanding shares of the Fund. Broker non-votes will not constitute "yes" or "no" votes and will be disregarded in determining the voting securities "present" if such vote is determined on the basis of the affirmative vote of 67% of the voting securities of the Fund present at the Meeting.

     Holders of record of the shares of the common stock of the Fund at the close of business on March 3, 2000 (the "Record Date"), will be entitled to one vote per share on all business of the Meeting. The number of shares outstanding as of March 3, 2000 was 49,999,999.

     According to filings with the Securities and Exchange Commission on
Schedule 13G made in February 2000 (i) the President and Fellows of Harvard College, care of Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, MA 02210, reported beneficial ownership of 3,515,500 shares, or 7.0% of the Fund's outstanding shares and (ii) City of London Investment Group plc, 10 Eastcheap, London EC3M ILX, England, reported beneficial ownership of 3,246,700 shares, or 6.49% of the Fund's outstanding shares.

     Except as noted above, to the best of the Fund's knowledge, as of February 22, 2000, no other persons beneficially owned more than 5% of the Fund's outstanding stock. The table below sets forth the number of shares of the Fund owned directly or beneficially by the Directors of the Fund as of February 22, 2000. Directors who do not own any shares have been omitted from the table.

                    DIRECTOR                       SHARES OWNED(1)
                    --------                       ---------------
Nicholas Bratt...................................       3,250(2)
Robert J. Callander..............................       2,500
Wilson Nolen.....................................      35,956(3)
Juris Padegs.....................................       2,140
Hugh T. Patrick..................................      17,541
                                                       ------
All Directors and Officers as a group............      68,393(4)

---------------
(1) The information as to beneficial ownership is based on statements furnished to the Fund by each Director. Unless otherwise noted, beneficial ownership is based on sole voting and investment power. Each Director's individual shareholdings of the Fund constitutes less than 1/4 of 1% of the shares outstanding of the Fund. As a group, the Directors and Officers own less than 1/4 of 1% of the shares of the Fund.

(2) Mr. Bratt's total includes 1,809 shares held by members of his family as to which he shares voting and investment power.

(3) Dr. Nolen's total includes 9,016 shares held in trust for his benefit.

(4) Of which 57,568 shares are held with sole investment and voting power and 10,825 shares are held with shared investment and voting power.

     The Fund provides periodic reports to all of its stockholders which highlight relevant information including investment results and a review of portfolio changes. You may receive an additional copy of the most recent annual report for the Fund, and a copy of any more recent semi-annual report, without charge, by calling 1-800-349-4281 or writing the Fund, c/o Scudder Kemper Investments, Inc., 345 Park Avenue, New York, New York 10154.

                          PROPOSAL: APPROVAL OF A NEW
                        RESEARCH AND ADVISORY AGREEMENT

INTRODUCTION

     Daewoo Capital Management Co., Ltd. ("DCM"), a subsidiary of Daewoo Securities Co., Ltd. ("Daewoo Securities"), is the Korean adviser to the Fund. As more fully described below, Scudder Kemper has entered into an agreement with Daewoo Securities pursuant to which Scudder Kemper and Daewoo Securities have agreed to create a new Korean investment management and advisory firm, Scudder Investments Korea, Inc. ("Scudder Korea"). Scudder Korea will be owned 80% by Scudder Kemper and 20% by Daewoo Securities. Scudder Kemper has agreed to acquire, through Scudder Korea, selected assets from DCM. As part of this transaction (the "Transaction"), it is proposed that Scudder Korea would replace DCM as the Korean adviser to your Fund.

     The current Research and Advisory Agreement, dated as of September 23, 1999, between Scudder Kemper and DCM (the "Current Sub-Advisory Agreement") was submitted to stockholders and approved at a special meeting of the Fund held on October 20, 1999. As DCM has informed the Fund that it does not plan to continue to offer investment advisory services following the Transaction, the Board of Directors has voted to terminate the Current Sub-Advisory Agreement, effective on the consummation of the Transaction.

     The Board of Directors believes that it is important for the Fund to continue to have access to Korean advisory services. Accordingly, a new Research and Advisory Agreement (the "New Sub-Advisory Agreement" and, together with the Current Sub-Advisory Agreement, the "Sub-Advisory Agreements") between Scudder Kemper and Scudder Korea was approved by the Board of Directors of the Fund, including the Directors who are not parties to such agreement or "interested persons" (as defined under the 1940 Act) of any such party ("Non-Interested Directors"), on February 22, 2000 and is now being proposed for approval by the stockholders of the Fund.

     THE NEW SUB-ADVISORY AGREEMENT IS SUBSTANTIALLY IDENTICAL TO THE CURRENT SUB-ADVISORY AGREEMENT, EXCEPT FOR THE IDENTITY OF THE SUB-ADVISER AND THE DATES OF EXECUTION AND TERMINATION. The material terms of the Sub-Advisory Agreements are described under "Description of the Sub-Advisory Agreements" below. A form of the New Sub-Advisory Agreement is attached hereto as Exhibit A.

DESCRIPTION OF SCUDDER KOREA

     Scudder Korea was organized in January 2000 under the laws of the Republic of Korea. Scudder Korea is currently in the process of registering with the U.S. Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended, and will not serve as Korean adviser to the Fund until it is so registered. The address of Scudder Korea is c/o Shin & Kim, Samdo Bldg., 4th Floor, 1-170, Soonhwa-Dong, Chung-Ku, Seoul 100-130, Korea. Scudder Korea currently is 100% owned by Scudder Kemper. As a result of the Transaction, Scudder Korea will be owned 80% by Scudder Kemper and 20% by Daewoo Securities. The address of Scudder Kemper is 345 Park Avenue, New York, New York 10154. The address of Daewoo Securities is Daewoo Securities Building, 34-3 Youido-dong, Yongdungpo-gu, Seoul, Korea.

     The table below sets forth the name, principal occupation and address of the principal executive officer and directors of Scudder Korea, as of the date hereof.

NAME AND POSITION
WITH SCUDDER KOREA        PRINCIPAL OCCUPATION           ADDRESS
------------------        --------------------           -------
[Jun-Ki Hong              President and           c/o Shin & Kim
  President and           Representative          Samdo Bldg., 4th Floor
  Representative          Director, Scudder       1-170, Soonhwa- Dong,
  Director                Investments             Chung-Ku
                          Korea, Ltd.]            Seoul 100-130, Korea
Bruce H. Goldfarb         Senior Vice             345 Park Avenue
  Director                President, Scudder      New York, NY 10154
                          Kemper Investments,     U.S.A.
                          Inc.
Stephen R. Langlois       Senior Vice             60 St. Mary Axe
  Director                President, Scudder      London EC3A 8JQ,
                          Kemper Investments,     England
                          Inc.

     The table below sets forth the name, principal occupation and address of the persons whom Scudder Korea plans to engage as its principal executive officer and directors immediately after the consummation of the Transaction.

NAME AND POSITION
WITH SCUDDER KOREA        PRINCIPAL OCCUPATION           ADDRESS
------------------        --------------------           -------
Won-Ik Lee                Chairman, Scudder       c/o Shin & Kim
  Chairman                Investments             Samdo Bldg., 4th Floor
                          Korea, Ltd.             1-170, Soonhwa-Dong,
                                                  Chung-Ku
                                                  Seoul 100-130, Korea
Jun-Ki Hong               President and           c/o Shin & Kim
  President and           Representative          Samdo Bldg., 4th Floor
  Representative          Director, Scudder       1-170, Soonhwa- Dong,
  Director                Investments Korea,      Chung-Ku
                          Ltd.                    Seoul 100-130, Korea
[D.W. Park                Chief Investment        c/o Shin & Kim
  Director                Officer, Scudder        Samdo Bldg., 4th Floor
                          Investments Korea,      1-170, Soonhwa- Dong,
                          Ltd.                    Chung-Ku
                                                  Seoul 100-130, Korea]

     As discussed below under "The Transaction -- The Shareholders Agreement," the Board of Directors is to consist of seven directors, four of whom will be "outside directors" as defined under Korean law. Scudder Kemper and Daewoo Securities are in the process of identifying candidates to serve as outside directors of Scudder Korea, but these directors have not yet been named.

     It is expected that Nicholas Bratt, Director and President of the Fund, will become a member of the Board of Directors of Scudder Korea at or prior to the closing of the Transaction.

THE TRANSACTION

     The following is a description of the Transaction which will result in the creation of Scudder Korea.

  Capital Contributions

     Scudder Korea currently is a wholly owned subsidiary of Scudder Kemper. Scudder Korea will be capitalized with approximately $8.75 million, approximately $7 million to be contributed by Scudder

Kemper and approximately $1.75 million to be contributed by Daewoo
Securities. Scudder Kemper and Daewoo Securities will receive common stock of Scudder Korea in proportion to the capital contributed. The contribution of this capital will occur prior to Scudder Korea's acquisition of assets from DCM and prior to Scudder Korea's entering into a sub-advisory agreement with the Fund.

  The Shareholders Agreement

     At or prior to the contribution of capital described above, Scudder Korea, Scudder Kemper and Daewoo Securities will enter into a shareholders agreement. Pursuant to the shareholders agreement, Scudder Korea will have seven directors, four of whom will be "outside directors," defined under Korean law to exclude, among others, affiliates of Daewoo Securities, DCM or Scudder Kemper. Five directors (two of whom must be outside directors) will be appointed by Scudder Kemper, one outside director will be appointed by Daewoo Securities, and another outside director will be jointly designated by Scudder Kemper and Daewoo Securities.

     Unless Scudder Kemper consents, Daewoo Securities may not transfer its shares in Scudder Korea until January 31, 2005, after which its shares are subject to a right of first refusal by Scudder Kemper. The shares owned by Daewoo Securities also are subject to "tag-along" and "drag-along" provisions, as well as certain put and call arrangements. In addition, Scudder Kemper has the right to put its Scudder Korea shares to Daewoo Securities if (i) Daewoo Securities fails to meet certain sales targets set forth in the distribution agreement to be entered into with respect to Korean-registered funds sponsored by Scudder Korea, or (ii) Daewoo Securities undergoes a change in control and thereafter breaches any of its agreements with Scudder Kemper.

  Acquisition of Assets

     After Scudder Korea has received the licenses required under Korean law to operate its planned businesses (which we expect to occur by mid-year of 2000), Scudder Korea will acquire selected assets from DCM. Generally, Scudder Korea will purchase operating assets that it deems necessary for Scudder Korea to carry on its business in accordance with its business plan. The purchase price of the acquired assets will be the book value of the acquired assets minus the book value, if any, of the liabilities that Scudder Korea chooses to assume. While the purchase price will be determined by the assets selected,

Scudder Kemper currently anticipates that the purchase price will be no more than $2.7 million.

     While Scudder Korea will not acquire DCM's interest in any existing investment advisory, management or sub-advisory agreements, Scudder Kemper's agreement with Daewoo Securities contemplates that Scudder Korea will enter into new agreements with current DCM clients (including the Fund) if mutually agreeable to Scudder Kemper and such clients.

     The obligation of Scudder Kemper to complete this transaction is subject to a number of conditions, including the receipt of the required Korean licenses and approval by the stockholders of the Fund.

  The Distribution Agreements

     Prior to the transfer of assets described above, Daewoo Securities and Scudder Korea will enter into an agreement pursuant to which Daewoo Securities will provide distribution services with respect to Korean-registered funds advised by Scudder Korea. In exchange for its distribution services, Daewoo Securities will receive, among other things, the right to receive management fees paid by such Korean funds, to the extent such fees exceed set minimum percentages to be retained by Scudder Korea. This distribution agreement contains certain distribution volume and fund performance thresholds which, if not met, trigger the put and call provisions in the shareholders agreement. In addition, in connection with the asset purchase agreement, Daewoo Securities has entered into a sales agency agreement with Scudder Global Opportunities Funds and Scudder, Stevens & Clark Limited, pursuant to which Daewoo Securities will perform certain services as a sales agent in Korea for certain offshore funds that are distributed by Scudder, Stevens & Clark Limited.

DESCRIPTION OF THE SUB-ADVISORY AGREEMENTS

     Scudder Kemper acts as the investment adviser to and manager and administrator of the Fund pursuant to an Investment Advisory, Management and Administration Agreement, dated as of September 7, 1998. Each of the Sub-Advisory Agreements provides that, in the case of the Current Sub-Advisory Agreement, DCM and, in the case of the New Sub-Advisory Agreement, Scudder Korea (in each case, such applicable party, the "Korean Adviser") shall furnish Scudder Kemper with information, investment recommendations, advice and assistance as Scudder Kemper from time to time reasonably requests. In addition, each of the Sub-Advisory Agreements provides that the Korean Adviser shall maintain a separate staff within its organization to furnish such services exclusively to Scudder Kemper. For the benefit of the Fund, the Korean Adviser has agreed to pay the fees and expenses of any directors or officers of such Fund who are directors, officers or employees of the Korean Adviser or its affiliates, except that the Fund has agreed to bear certain travel expenses of such director, officer or employee to the extent such expenses relate to the attendance as a director at a meeting of the Board of Directors of the Fund.

     A form of the New Sub-Advisory Agreement is attached hereto as Exhibit A. THE NEW SUB-ADVISORY AGREEMENT FOR THE FUND IS SUBSTANTIALLY IDENTICAL TO THE CURRENT SUB-ADVISORY AGREEMENT, EXCEPT FOR THE IDENTITY OF THE SUB-ADVISER AND THE DATES OF EXECUTION AND TERMINATION.

     In return for the services it renders under the Sub-Advisory Agreements, the Korean Adviser is paid by Scudder Kemper monthly compensation which, on an annual basis, is equal to 0.2875% of the value of the Fund's net assets up to and including $50 million; 0.2750% of such assets on the next $50 million; 0.2500% of such assets on the next $250 million; 0.2375% of such assets on the next $400 million; and 0.2250% of such assets in excess of $750 million. During the fiscal year ended June 30, 1999, the fees paid by Scudder Kemper to DCM pursuant to the predecessor to the Current Sub-Advisory Agreement (which contained compensation provisions identical to those described above) amounted to $1,234,267.10.

     Each of the Sub-Advisory Agreements further provides that the Korean Adviser shall not be liable for any act or omission in the course of, in connection with or arising out of any services to be rendered under such Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence on the part of the Korean Adviser in the performance of its duties, or reckless disregard by the Korean Adviser of its obligations and duties under such Sub-Advisory Agreement.

     Each of the Sub-Advisory Agreements may be terminated without penalty upon sixty (60) days' written notice by either the Fund's Board of Directors or Scudder Korea, or by vote of a "majority of the outstanding voting securities of the Fund," and automatically terminates in the event of the termination of the Fund's currently effective investment advisory, management and administration agreement with Scudder Kemper or in the event of its assignment.

     The Current Sub-Advisory Agreement, dated September 23, 1999, was submitted to stockholders and approved at a special meeting of the Fund held on October 20, 1999. The purpose of the last submis-sion to stockholders of the Current Sub-Advisory Agreement was to approve or disapprove the Current Sub-Advisory Agreement in light of the termination of the predecessor sub-advisory agreement due to a change of control of Daewoo Securities on September 22, 1999. As DCM has informed the Fund that it does not plan to continue to offer investment advisory services following the Transaction, the Board of Directors has voted to terminate the Current Sub-Advisory Agreement, effective on the consummation of the Transaction.

     The New Sub-Advisory Agreement will be dated as of the date of the consummation of the Transaction, which is expected to occur by mid-year of 2000. The New Sub-Advisory Agreement will be in effect for an initial term ending on September 30, 2000, and may continue thereafter from year to year if specifically approved at least annually by the vote of "a majority of the outstanding voting securities" of the Fund or by the Fund's Board of Directors and, in either event, the vote of a majority of the Fund's Non-Interested Directors cast in person at a meeting called for that purpose. If the stockholders of the Fund do not approve the New Sub-Advisory Agreement, the Board of Directors will take such action as it deems to be in the best interests of the Fund and its stockholders.

     The Fund's license to invest in Korean securities provides that, should the Fund appoint a successor manager or Korean adviser or terminate the services of Scudder Kemper or the Korean Adviser, approval by the Korean Minister of Finance and Economy would be required. The license provides that such approval will not be unreasonably withheld. The Fund is in the process of obtaining this approval.

     During the fiscal year ended June 30, 1999, there were no brokerage commissions on investment transactions paid by the Fund to Daewoo Securities.

BOARD OF DIRECTORS' EVALUATION

     At an in-person special meeting held on February 22, 2000, the Board of Directors, including a majority of the Non-Interested Directors, voted to approve the New Sub-Advisory Agreement. The Board of Directors of the Fund considered the continuity provided by Scudder Korea's intention to maintain substantially the same team that has been providing Korean advisory services to the Fund under DCM and the strengthened management with the addition of Won-Ik Lee as Chairman and Jun-Ki Hong as President and Representative Director. In addition, the Board of Directors considered information provided by Scudder Kemper with respect to the Transaction.

     During the course of their deliberations, the Non-Interested Directors considered a variety of factors, including: the nature, quality and extent of the services that can expected to be furnished by Scudder Korea; the ability of Scudder Korea to retain and attract capable personnel to serve the Fund; the investment advisory record of the staff expected to be retained by Scudder Korea in providing assistance to the Fund; the license held by the Fund to invest in Korea; the experience of the personnel expected to constitute the staff and management of Scudder Korea in the field of investing in Korea; the risks assumed by Scudder Korea; the advantages and possible disadvantages to the Fund of having a Korean adviser of the Fund that also provides advisory services to other clients and engages in other financial service businesses in Korea; the possibility that Scudder Korea's increased resources may enable the Fund to take greater advantage of its ability to invest in Korean securities not listed on the Korea Stock Exchange; the financial resources of Scudder Korea and the use of appropriate incentives to assure that Scudder Korea will furnish high-quality services to the Fund; and various other factors.

     In addition to the foregoing factors, the Non-Interested Directors gave careful consideration to the likely impact of the Transaction on the provision of Korean advisory services to the Fund. In this regard, the Non-Interested Directors considered, among other things, the fact that the Transaction does not appear to alter in any material respect the quality of services provided to the Fund. Scudder Korea and Scudder Kemper expect that the Transaction would have no material effect on the personnel assigned to the Fund and no material effect on the Fund or its stockholders. Based on the foregoing, the Non-Interested Directors concluded that the Transaction should cause no reduction in the quality of services provided to the Fund and that the Transaction is in the best interests of the stockholders of the Fund.

DIFFERENCES BETWEEN THE CURRENT AND NEW SUB-ADVISORY AGREEMENTS

     The New Sub-Advisory Agreement is substantially identical to the Current Sub-Advisory Agreement, except for the identity of the sub-advisor and the dates of execution and termination.

     THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE STOCKHOLDERS OF THE FUND VOTE IN FAVOR OF THIS PROPOSAL.

                             ADDITIONAL INFORMATION

GENERAL

     The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and Proxy Statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone or telegraph, will be paid by Scudder Kemper or its affiliates. In addition to solicitation by mail, certain officers and representatives of the Fund, officers and employees of Scudder Kemper and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

     Shareholder Communications Corporation ("SCC"), 17 State Street, New York, New York 10004, has been engaged to assist in the solicitation of proxies. The cost of SCC's services is estimated at $3,000 plus expenses. As the Meeting date approaches, certain stockholders of the Fund may receive a telephone call from a representative of SCC if his or her vote has not yet been received. Authorization to permit SCC to execute proxies may be obtained by telephonic or electronically transmitted instructions from stockholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. The Directors believe that these procedures are reasonably designed to ensure that the identity and voting instructions of the stockholder are accurately determined.

     In all cases where a telephonic proxy is solicited, the SCC representative is required to ask for each stockholder's full name, address, social security or employer identification number, title (if the stockholder is authorized to act on behalf of an entity, such as a corporation), and the number of shares owned and to confirm that the stockholder has received the Proxy Statement and card in the mail. If the information solicited agrees with the information provided to SCC, then the SCC representative has the responsibility to explain the process, read the proposal listed on the proxy card, and ask for the stockholder's instructions on such proposal. The SCC representative, although he or she is permitted to answer questions about the process, is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in the Proxy Statement. SCC will record the stockholder's instructions on the card. Within 72 hours, the stockholder will be sent a letter or mailgram confirming his or her vote and asking the stockholder to call SCC immediately if his or her instructions are not correctly reflected in the confirmation.

     If the stockholder wishes to participate in the Meeting, but does not wish to give his or her proxy by telephone, the stockholder may still submit the proxy card originally sent with the Proxy Statement or attend in person. Should stockholders require additional information regarding the proxy or replacement proxy cards, they may contact SCC toll-free at [1-800-733-8481, ext. 488]. Any proxy given by a stockholder, whether in writing or by telephone, is revocable until voted at the Meeting.

PROPOSALS OF STOCKHOLDERS

     Stockholders wishing to submit proposals for inclusion in a proxy statement for the 2000 meeting of stockholders of the Fund should send their written proposals to John Millette, Secretary of the Fund, c/o Scudder Kemper Investments, Inc. at 345 Park Avenue, New York, New York 10154, by May 3, 2000. The timely submission of a proposal does not guarantee its inclusion.

     The Fund may exercise discretionary voting authority with respect to stockholder proposals for the 2000 meeting of stockholders which are not included in the proxy statement and form of proxy, if notice of such proposals is not received by the Fund at the above address on or before July 18, 2000. Even if timely notice is received, the Fund may exercise discretionary voting authority in certain other circumstances. Discretionary voting authority is the ability to vote proxies that stockholders have executed and returned to the Fund on matters not specifically reflected on the form of proxy.

OTHER MATTERS TO COME BEFORE THE MEETING

     The Board of Directors of the Fund is not aware of any matters that will be presented for action at the Meeting other than the proposal to approve a new investment sub-advisory agreement. Should any other matters requiring a vote of stockholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interests of the Fund.

     PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Board of Directors,

/s/         JOHN MILLETTE
-----------------------------------------
              John Millette
                Secretary

March   , 2000

                                                                       EXHIBIT A

                                  FORM OF NEW
                        RESEARCH AND ADVISORY AGREEMENT

                        SCUDDER KEMPER INVESTMENTS, INC.
                                345 PARK AVENUE
                            NEW YORK, NEW YORK 10154

                                                                          , 2000

Scudder Investments Korea, Ltd.
[Address]
Seoul, Korea

Dear Sirs:

     We have entered into an Investment Advisory, Management and Administration Agreement (the "Management Agreement") dated as of September 7, 1998 with The Korea Fund, Inc., a Maryland corporation (the "Fund"), pursuant to which we act as investment adviser to and manager of the Fund. A copy of the Management Agreement has been previously furnished to you. In furtherance of such duties to the Fund, and with the approval of the Fund, we wish to avail ourselves of your investment advisory services. Accordingly, with the acceptance of the Fund, we hereby agree with you as follows for the duration of this Agreement:

          1. You agree to furnish to us such information, investment recommendations, advice and assistance as we shall from time to time reasonably request. In that connection, you agree to continue to maintain a separate staff within your organization to furnish such services exclusively to us. In addition, for the benefit of the Fund, you agree to pay the fees and expenses of any directors or officers of the Fund who are directors, officers or employees of you or of any of your affiliates, except that the Fund shall bear travel expenses of one (but not more than one) director, officer or employee of you or of any of your affiliates who is not a resident in the United States to the extent such expenses relate to his attendance as a director at meetings of the Board of Directors of the Fund in the United States and shall also bear the travel expenses of any other director, officer or employee of you or of any of your affiliates who is a resident in the United States to the extent such expenses relate to his attendance as a director at meetings of the Board of Directors outside of the United States.

          2. We agree to pay in United States dollars to you, as compensation for the services to be rendered by you hereunder, a monthly fee which, on an annual basis, is equal to 0.2875% per annum of the value of the Fund's net assets up to and including $50 million; 0.2750% per annum of the value of the Fund's net assets on the next $50 million of assets; 0.2500% per annum of the value of the Fund's net assets on the next $250 million of assets; 0.2375% per annum of the value of the Fund's net assets on the next $400 million of assets; and 0.2250% per annum of the value of the Fund's net assets in excess of $750 million. For purposes of computing the monthly fee, the value of the net assets of the Fund shall be determined as of the close of business on the last business day of each month; provided, however, that the fee for the period from the end of the last month ending prior to termination of this Agreement, for whatever reason, to the date of termination shall be based on the value of the net assets of the Fund determined as of the close of business on the date of termination and the fee for such period through the end of the month in which such proceeds are received shall be prorated according to the proportion which such period bears to a full monthly period. Each payment of a monthly fee shall be made by us to you within the fifteen days next following the day as of which such payment is so computed.

          The value of the net assets of the Fund shall be determined pursuant to applicable provision of the Certificate of Incorporation and By-laws of the Fund.

          We agree to work with you, in order to make our relationship as productive as possible for the benefit of the Fund, to further the development of your ability to provide the services contemplated by Section
     1. To this end we agree to work with you to assist you in developing your research techniques, procedures and analysis. We have furnished you with informal memoranda, copies of which are attached to this Agreement, reflecting our understanding of our working procedures with you, which may be revised as you work with us pursuant to this Agreement. We agree not to furnish, without your consent, to any person other than our personnel and directors and representatives of the Fund any tangible research material that is prepared by you, that is not publicly available, and that has been stamped or otherwise clearly indicated by you as being confidential.

          3. You agree that you will not make a short sale of any capital stock of the Fund, or purchase any share of the capital stock of the Fund otherwise than for investment.

          4. Your services to us are not to be deemed exclusive and you are free to render similar services to others, except as otherwise provided in
     Section 1 hereof.

          5. Nothing herein shall be construed as constituting you an agent of us or of the Fund.

          6. You represent and warrant that you are registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended. You agree to maintain such registration in effect during the term of this Agreement.

          7. Neither you nor any affiliate of yours shall receive any compensation in connection with the placement or execution of any transaction for the purchase or sale of securities or for the investment of funds on behalf of the Fund, except that you or your affiliates may receive a commission, fee or other remuneration for acting as broker in connection with the sale of securities to or by the Fund, if permitted under the U.S. Investment Company Act of 1940, as amended (the "1940 Act").

          8. We and the Fund agree that you may rely on information reasonably believed by you to be accurate and reliable. We and the Fund further agree that neither you nor your officers, directors, employees or agents shall be subject to any liability for any act or omission in the course of, connected with or arising out of any services to be rendered hereunder except by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties or by reason of reckless disregard of your obligations and duties under this Agreement.

          9. This Agreement shall remain in effect until September 30, 2000 and shall continue in effect thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund's Board of Directors or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time, without penalty, by the Fund's Board of

     Directors or by vote of holders of a majority of the outstanding voting securities of the Fund, upon 60 days' written notice delivered or sent by registered mail, postage prepaid, to you, at your address given above or at any other address of which you shall have notified us in writing, or by you upon 60 days' written notice to us and to the Fund, and shall automatically be terminated in the event of its assignment or of the termination (due to assignment or otherwise) of the Management Agreement, provided that an assignment to a corporate successor to all or substantially all of your business or to a wholly owned subsidiary of such corporate successor which does not result in a change of actual control or management of your business shall not be deemed to be an assignment for purposes of this Agreement. Any such notice shall be deemed given when received by the addressee.

          10. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund; and (ii) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval.

          11. Any notice hereunder shall be in writing and shall be delivered in person or by facsimile (followed by mailing such notice, air mail postage paid, the day on which such facsimile is sent):

     Addressed

          If to Scudder Kemper Investments, Inc., to:

               Scudder Kemper Investments, Inc.
               345 Park Avenue
               New York, NY 10154

               Attention: President
               (Facsimile No. 212-319-7813)

          If to Scudder Investments Korea, Ltd., to:

               Scudder Investments Korea, Ltd.
               [Address]
               Seoul, Korea

               Attention: Chairman
               (Facsimile No. 011-822-          )

          or to such other address as to which the recipient shall have informed the other party.

          Notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and, if by facsimile and mail, on the date on which such facsimile and confirmatory letter are sent.

          12. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein the terms "interested person," "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

Very truly yours,
SCUDDER KEMPER INVESTMENTS, INC.

By:
    --------------------------------------------------------
    Title:

The foregoing agreement is hereby accepted as of the date first above written.

SCUDDER INVESTMENTS KOREA, LTD.

By:
    --------------------------------------------------------
    Title:

THE KOREA FUND, INC.

By:
    --------------------------------------------------------
    Title:

                              THE KOREA FUND, INC.

PROXY                                                                      PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               SPECIAL MEETING OF STOCKHOLDERS -- APRIL 12, 2000

    The undersigned hereby appoints Kathryn L. Quirk, Juris Padegs and Bruce H. Goldfarb and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of The Korea Fund, Inc. (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc. ("Scudder Kemper"), 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154, on Wednesday, April 12, 2000 at 3:15 p.m., Eastern Time, and at any adjournments thereof.

    UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST FOR EACH NUMBERED ITEM LISTED BELOW.

    The Board members of your Fund, including those who are not affiliated with the Fund or Scudder Kemper, recommend that you vote FOR the item set forth below.

    To approve the new Research and Advisory Agreement between Scudder Kemper and Scudder Investments Korea, Ltd.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

          ------------------------------------------------------------
                           (continued on other side)

    The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof.

                                      Please sign exactly as your name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

                                      ------------------------------------------
                                              (Signature of Stockholder)

                                      ------------------------------------------
                                          (Signature of joint owner, if any)

                                      Dated                     , 2000
                                         ---------------------------------------

                                PLEASE SIGN AND
                      RETURN PROMPTLY IN ENCLOSED ENVELOPE